Exhibit 99.1

FERRELLGAS PARTNERS, L.P. REPORTS RESULTS FOR SECOND QUARTER FISCAL 2016

Year-Over-Year Increase in Adjusted EBITDA Reflects Successful Execution of Diversification Strategy

OVERLAND PARK, Kan., March 10, 2016 — Ferrellgas Partners, L.P. (NYSE:FGP) today announced Adjusted EBITDA of $138.3 million for the second quarter of fiscal 2016 ended January 31, 2016, an increase from $136.9 million in the prior year period.

President and Chief Executive Officer Stephen L. Wambold commented, “Despite this being one of the warmest winters on record, our ongoing midstream diversification efforts allowed us to deliver a year-over-year increase in Adjusted EBITDA. Bridger continues to exceed our expectations and we are carefully controlling costs to help offset the challenging operating environment for our Propane and related equipment sales segment.”

Mr. Wambold continued, “Looking ahead to the second half of our fiscal year, we will maintain focus on operations and strategic execution. Additionally, we will continue to consider value-enhancing organic and external growth initiatives to mitigate the impact of continued warm weather and capitalize on opportunities created by low crude oil prices. We have ample financial flexibility to drive growth without accessing the capital markets, and we are confident that we have the pieces in place to create significant value for all Ferrellgas unitholders.”

Continued strong expense controls in the Propane and related equipment sales segment helped offset the impact of elevated temperatures, which were 19% warmer than normal and 16% warmer than the prior year period.

Adjusted EBITDA from the Midstream - Crude Oil Logistics segment was $28.7 million during the second fiscal quarter, which exceeded management’s expectations. These results reflect the strength of Bridger’s customer relationships amid sustained volatility in commodity pricing, and management’s ability to carefully control expenses and drive efficiencies.

Operating expense for the second fiscal quarter increased to $116.5 million from $107.1 million in the prior year period, due to incremental operating expenses from Bridger and non-cash items related to the changes in fair value of fuel derivatives and contingent consideration in the current year and prior year, respectively.

Interest expense totaled $34.7 million for the second fiscal quarter, compared to $24.4 million a year ago, largely due to $500 million of notes issued in connection with the Bridger acquisition in June 2015.

Net earnings for the quarter was $57.8 million, or $0.58 per common unit, compared to net earnings of $86.4 million, or $1.02 per common unit, in the prior year quarter. The decrease in net earnings is due in part to the increase in interest expense discussed above and warm weather, as well as depreciation and amortization expenses related primarily to the Bridger transaction.

Ferrellgas also today announced that, due to sustained warmer temperatures and the current commodity price environment, it is revising its previously announced estimates for full-year fiscal 2016 Adjusted EBITDA to a range of $360 million to $375 million. Based on the midpoint of the Company’s fiscal 2016 estimates for Adjusted EBITDA, Ferrellgas expects its DCF coverage ratio to increase to above 1.0 by the end of the fiscal year.

About Ferrellgas

Ferrellgas Partners, L.P., through its operating partnership, Ferrellgas, L.P., and subsidiaries, serves propane customers in all 50 states, the District of Columbia, and Puerto Rico, and provides midstream services to major energy companies in the United States. Ferrellgas employees indirectly own 22.8 million common units of the partnership, through an employee stock ownership plan. Ferrellgas Partners, L.P. filed a Form 10-K with the Securities and Exchange Commission on September 29, 2015. Investors can request a hard copy of this filing free of charge and obtain more information about the partnership online at www.ferrellgas.com.

Statements in this release concerning expectations for the future are forward-looking statements. A variety of known and unknown risks, uncertainties and other factors could cause results, performance and expectations to differ materially from anticipated results, performance and expectations. These risks, uncertainties and other factors are discussed in the Form 10-K of Ferrellgas Partners, L.P., Ferrellgas Partners Finance Corp., Ferrellgas, L.P., and Ferrellgas Finance Corp. for the fiscal year ended July 31, 2015, in the Form 10-Q of Ferrellgas Partners, L.P., Ferrellgas Partners Finance Corp., Ferrellgas, L.P., and Ferrellgas Finance Corp. for the quarters ended October 31, 2015 and January 31, 2016 and in other documents filed from time to time by these entities with the Securities and Exchange Commission.

FERRELLGAS PARTNERS, L.P. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF EARNINGS

FOR THE THREE, SIX AND TWELVE MONTHS ENDED JANUARY 31, 2016 AND 2015

(in thousands, except per unit data)

(unaudited)

	Three months ended		Six months ended		Twelve months ended
	January 31		January 31		January 31
	2016	2015	2016	2015	2016	2015
Revenues:
Propane and other gas liquids sales	$376,856	$560,867	$622,157	$955,228	$1,323,945	$1,930,902
Midstream operations	188,333	7,153	382,003	15,069	474,123	22,504
Other	84,049	97,953	116,224	139,031	237,378	277,069
Total revenues	649,238	665,973	1,120,384	1,109,328	2,035,446	2,230,475

Cost of product sold:
Propane and other gas liquids sales	174,829	330,692	296,580	595,506	678,298	1,241,634
Midstream operations	148,443	2,219	302,047	4,187	374,450	6,157
Other	55,774	68,071	70,222	89,963	150,956	184,090

Gross profit	270,192	264,991	451,535	419,672	831,742	798,594

Operating expense	116,463	107,147	231,444	210,030	453,696	436,514
Depreciation and amortization expense	37,367	23,943	74,346	47,252	125,673	90,596
General and administrative expense	12,062	10,621	24,302	21,449	59,284	44,556
Equipment lease expense	7,278	5,795	14,310	11,327	27,256	20,732
Non-cash employee stock ownership plan compensation charge	3,141	3,788	8,397	8,162	24,948	23,272
Non-cash stock-based compensation charge (a)	(2,456)	318	5,666	16,430	15,218	30,588
Goodwill impairment charge	—	—	29,316	—	29,316	—
Loss on disposal of assets and other	2,524	1,414	17,441	2,375	22,165	7,167

Operating income	93,813	111,965	46,313	102,647	74,186	145,169

Interest expense	(34,730)	(24,375)	(68,518)	(48,287)	(120,627)	(90,606)
Other expense, net	(298)	(178)	(420)	(627)	(143)	(1,379)

Earnings (loss) before income taxes	58,785	87,412	(22,625)	53,733	(46,584)	53,184

Income tax expense (benefit)	1,030	1,041	186	531	(660)	2,333

Net earnings (loss)	57,755	86,371	(22,811)	53,202	(45,924)	50,851

Net earnings (loss) attributable to noncontrolling interest (b)	628	913	(145)	619	(295)	678

Net earnings (loss) attributable to Ferrellgas Partners, L.P.	57,127	85,458	(22,666)	52,583	(45,629)	50,173

Less: General partner’s interest in net earnings (loss)	571	11,955	(227)	526	(456)	502

Common unitholders’ interest in net earnings (loss)	$56,556	$73,503	$(22,439)	$52,057	$(45,173)	$49,671

Earnings (loss) Per Unit
Basic and diluted net earnings (loss) per common unitholders’ interest	$0.58	$0.89	$(0.23)	$0.63	$(0.48)	$0.61
Dilutive effect of two-class method (b)	—	0.13	—	—	—	—
Adjusted net earnings (loss) per unit available to common unitholders	$0.58	$1.02	$(0.23)	$0.63	$(0.48)	$0.61

Weighted average common units outstanding	98,334.4	82,716.9	99,355.6	82,448.3	93,169.4	81,337.7

Supplemental Data and Reconciliation of Non-GAAP Items:

	Three months ended		Six months ended		Twelve months ended
	January 31		January 31		January 31
	2016	2015	2016	2015	2016	2015
Net earnings (loss) attributable to Ferrellgas Partners, L.P.	$57,127	$85,458	$(22,666)	$52,583	$(45,629)	$50,173
Income tax expense (benefit)	1,030	1,041	186	531	(660)	2,333
Interest expense	34,730	24,375	68,518	48,287	120,627	90,606
Depreciation and amortization expense	37,367	23,943	74,346	47,252	125,673	90,596
EBITDA	130,254	134,817	120,384	148,653	200,011	233,708
Non-cash employee stock ownership plan compensation charge	3,141	3,788	8,397	8,162	24,948	23,272
Non-cash stock based compensation charge (a)	(2,456)	318	5,666	16,430	15,218	30,588
Goodwill impairment charge	—	—	29,316	—	29,316	—
Loss on disposal of assets and other	2,524	1,414	17,441	2,375	22,165	7,167
Other expense, net	298	178	420	627	143	1,379
Change in fair value of contingent consideration (included in operating expense)	—	(4,500)	(100)	(6,300)	(100)	(1,300)
Severance costs ($805 included in operating costs and $51 included in general and administrative costs)	—	—	856	—	856	—
Litigation accrual and related legal fees associated with a class action lawsuit (included in general and administrative expense)	—	—	—	723	83	1,147
Unrealized (non-cash) losses on changes in fair value of derivatives	3,870	—	4,908	—	7,320	—
Acquisition and transition expenses (included in general and administrative expense)	70	—	85	—	16,458	—
Net earnings (loss) attributable to noncontrolling interest (b)	628	913	(145)	619	(295)	678
Adjusted EBITDA (c)	138,329	136,928	187,228	171,289	316,123	296,639
Net cash interest expense (d)	(33,905)	(23,287)	(66,407)	(46,177)	(116,380)	(88,297)
Maintenance capital expenditures (e)	(3,214)	(4,624)	(9,429)	(9,712)	(19,329)	(18,802)
Cash paid for taxes	(5)	(6)	(5)	(266)	(451)	(904)
Proceeds from asset sales	1,863	1,312	2,876	2,729	6,052	4,771
Distributable cash flow to equity investors (f)	103,068	110,323	114,263	117,863	186,015	193,407
Distributable cash flow attributable to general partner and non-controlling interest	2,061	2,206	2,285	2,357	3,720	3,868
Distributable cash flow attributable to common unitholders	101,007	108,117	111,978	115,506	182,295	189,539
Less: Distributions paid to common unitholders	50,223	41,359	101,666	82,715	184,384	162,922
Distributable cash flow excess/(shortage)	$50,784	$66,758	$10,312	$32,791	$(2,089)	$26,617

Propane gallons sales
Retail - Sales to End Users	189,460	215,996	300,433	340,143	569,071	619,320
Wholesale - Sales to Resellers	60,781	81,310	111,347	143,245	238,167	276,756
Total propane gallons sales	250,241	297,306	411,780	483,388	807,238	896,076

Midstream operations barrels
Salt water volume processed	4,222	4,722	8,956	8,719	17,272	11,219
Crude oil hauled	24,345		48,609		59,056
Crude oil sold	1,593		3,103		3,599

(a)  Non-cash stock-based compensation charges consist of the following:

	Three months ended		Six months ended		Twelve months ended
	January 31		January 31		January 31
	2016	2015	2016	2015	2016	2015
Operating expense	$(466)	$67	$752	$3,612	$2,315	$6,610
General and administrative expense	(1,990)	251	4,914	12,818	12,903	23,978
Total	$(2,456)	$318	$5,666	$16,430	$15,218	$30,588

(b)  Amounts allocated to the general partner for its 1.0101% interest in the operating partnership, Ferrellgas, L.P.

(c)  Adjusted EBITDA is calculated as net earnings attributable to Ferrellgas Partners, L.P., income tax expense (benefit), interest expense, depreciation and amortization expense, non-cash employee stock ownership plan compensation charge, non-cash stock-based compensation charge, goodwill impairment charge, loss on disposal of assets, other expense, net, change in fair value of contingent consideration, litigation accrual and related legal fees associated with a class action lawsuit, unrealized (non-cash) losses on changes in fair value of derivatives, acquisition and transition expenses and net earnings (loss) attributable to noncontrolling interest.  Management believes the presentation of this measure is relevant and useful, because it allows investors to view the partnership’s performance in a manner similar to the method management uses, adjusted for items management believes makes it easier to compare its results with other companies that have different financing and capital structures. This method of calculating Adjusted EBITDA may not be consistent with that of other companies and should be viewed in conjunction with measurements that are computed in accordance with GAAP.

(d)  Net cash interest expense is the sum of interest expense less non-cash interest expense and other expense, net. This amount includes interest  expense related to the accounts receivable securitization facility.

(e)  Maintenance capital expenditures include capitalized expenditures for betterment and replacement of property, plant and equipment.

(f)  Management considers distributable cash flow to equity investors a meaningful non-GAAP measure of the partnership’s ability to declare and pay quarterly distributions to equity investors. Distributable cash flow to equity investors, as management defines it, may not be comparable to distributable cash flow to equity investors or similarly titled measurements used by other corporations and partnerships. Items added into our calculation of distributable cash flow to equity investors that will not occur on a continuing basis may have associated cash payments. Distributable cash flow to equity investors may not be consistent with that of other companies and should be viewed in conjunction with measurements that are computed in accordance with GAAP.

The following table includes a reconciliation of forecasted net earnings atttributable to Ferrellgas Partners, L.P. to forecasted Adjusted EBITDA for the fiscal year ending July 31, 2016.

Forecast
Fiscal Year
Ending
July 31,
2016
Net earnings attributable to Ferrellgas Partners, L.P. (estimate) (g)	$(5,000)
Interest expense (estimate)	135,000
Income tax expense (estimate)	1,000
Depreciation and amortization expense (estimate)	150,000
Non-cash employee stock ownership plan compensation charge (estimate)	26,000
Non-cash stock based compensation charge (estimate)	18,000
Loss on disposal of assets and other (estimate)	19,900
Change in fair value of contingent consideration (included in operating expense)	(100)
Severance costs	900
Goodwill impairment charge	29,300
Adjusted EBITDA (h)	$375,000

(g) Represents estimated net loss attributable to Ferrellgas Partners, L.P. after adjusting for change in fair value of gains and losses on commodity and interest rate derivative instruments not associated with current-period transactions. It is impracticable to determine actual gains and losses on these instruments not associated with current-period transactions that will be reported in GAAP net income as such gains and losses will depend upon future changesin commodity prices and interest rates which cannot be forecasted.

(h) Represents the midpoint of Adjusted EBITDA guidance range for fiscal 2016.

FERRELLGAS PARTNERS, L.P.  AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in thousands, except unit data)

(unaudited)

	January 31, 2016	July 31, 2015
ASSETS
Current Assets:
Cash and cash equivalents	$11,754	$7,652
Accounts and notes receivable, net (including $190,063 and 123,791 of accounts receivable pledged as collateral at January 31, 2016 and July 31, 2015, respectively)	264,382	196,918
Inventories	92,488	96,754
Prepaid expenses and other current assets	57,134	64,285
Total Current Assets	425,758	365,609

Property, plant and equipment, net	966,995	965,217
Goodwill	445,659	478,747
Intangible assets, net	564,964	580,043
Other assets, net	74,985	74,440
Assets held for sale	3,120	—
Total Assets	$2,481,481	$2,464,056

LIABILITIES AND PARTNERS’ CAPITAL

Current Liabilities:
Accounts payable	$136,100	$83,974
Short-term borrowings	86,200	75,319
Collateralized note payable	119,000	70,000
Other current liabilities	150,934	180,687
Total Current Liabilities	492,234	409,980

Long-term debt (a)	1,894,790	1,804,392
Other liabilities	40,335	41,975
Contingencies and commitments

Partners’ Capital:
Common unitholders (98,002,665 and 100,376,789 units outstanding at January 31, 2016 and July 31, 2015)	143,655	299,730
General partner unitholder (989,926 and 1,013,907 units outstanding at January 31, 2016 and July 31, 2015)	(58,619)	(57,042)
Accumulated other comprehensive loss	(33,317)	(38,934)
Total Ferrellgas Partners, L.P. Partners’ Capital	51,719	203,754
Noncontrolling Interest	2,403	3,955
Total Partners’ Capital	54,122	207,709
Total Liabilities and Partners’ Capital	$2,481,481	$2,464,056

(a) The principal difference between the Ferrellgas Partners, L.P. balance sheet and that of Ferrellgas, L.P., is $182 million of 8.625% notes which are liabilities of Ferrellgas Partners, L.P. and not of Ferrellgas, L.P.

Contacts

Jack Herrold, Investor Relations — jackherrold@ferrellgas.com or (913) 661-1851

Jim Saladin, Media Relations — jimsaladin@ferrellgas.com or (913) 661-1833

Scott Brockelmeyer, Media Relations — scottbrockelmeyer@ferrellgas.com or (913) 661-1830